                                                                     EXHIBIT 2.7


THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "AGREEMENT") RELATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.


                        FORM OF SUBSCRIPTION AGREEMENT
                        ------------------------------



TO:       LML PAYMENT SYSTEMS INC.
          (the "Company")
          1680 - 1140 West Pender Street
          Vancouver,  B.C.
          V6E 4G1


1. The undersigned purchaser (the "Purchaser") hereby subscribes for and agrees to purchase __________ units (the "Units") from the Company at the price of US$12.00 per Unit, for the total purchase price of US$_______________ (the "Purchase Price"). Each Unit consists of one common share (the "Share") in the capital of the Company and one non-transferable share purchase warrant (the "Warrant") entitling the Purchaser to purchase an additional share (the "Warrant Share") at a price of US$16.00 at any time beginning on the date of payment of the Purchase Price through March 31, 2002. This subscription is part of a private placement of up to US$12,000,000 (the "Private Placement"). A minimum subscription of CDN$97,000 (approximately US$66,000 based on current exchange rates) is required.

2. The Purchaser acknowledges that the Company will pay a finder's fee of ten percent (10%) of the Purchase Price and all other proceeds to the Company resulting from this Private Placement, including proceeds of Warrant exercise, to ___________________ (the "Finder") in connection with this subscription and the other subscriptions forming part of the Private Placement. The finder's fee will be paid in such number of Units (respecting the Purchase Price) or such number of Shares (respecting other proceeds under the Private Placement) as shall be equal to the amount of the finder's fee divided by a deemed issue price of US$12.00 per Unit or US$16.00 per Share.

3. The Company hereby irrevocably agrees to sell, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, to the Purchaser the Units.

4. Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company.

5. The Purchase Price shall be paid by wire transfer, certified cheque or bank draft payable to the Company.

6. The Purchaser must complete, sign and return to the Company one (1) executed copy of this Agreement.

7. The Purchaser shall complete, sign and return to the Company as soon as possible on request by the Company any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

8. Closing of the offering of the Units (the "Closing") shall occur on or before March 31, 2000 or such later date as shall be agreed to in writing by the Company.

9.        The Purchaser confirms that:

     (a) the decision to subscribe for the Units was not made as a result of any material information about the Company's affairs that had not been publicly disclosed; and

     (b)  the sale of the Units has not been accompanied by an advertisement.

10.       The Purchaser acknowledges and agrees that:

     (a) the Units will be sold under an exemption from the prospectus requirements set out in Section 74(2)(4) of the British Columbia Securities Act (the "B.C. Act") and with respect to the sale of the Units, represents and warrants to the Company that the Purchaser is purchasing the Units as principal for its own account, and not for the benefit of any other person or company a sufficient number of Units such that the aggregate acquisition cost to the Purchaser is not less than CDN$97,000 and this Subscription has been duly and validly authorized, executed and delivered by and constitutes a legal, valid and binding agreement of the Purchaser enforceable against it;

     (b) neither the Purchaser nor any party on whose behalf it is acting has been created, established, formed or incorporated solely, or is used primarily, to acquire securities or to permit the purchase of the Units without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation;

     (c) the Purchaser is purchasing the Units pursuant to an exemption under the B.C. Act on the basis that the Purchaser is sophisticated and, as a consequence:

          (i) is restricted from using most of the civil remedies available under securities legislation,

          (ii) may not receive information that would otherwise be required to be provided to him under securities legislation, and

          (iii) the Company is relieved from certain obligations that would otherwise apply under securities legislation;

     (d) the Units, Shares, Warrants and Warrant Shares (collectively, the "Securities") are being or will be purchased by the Purchaser as principal for investment only and not with a view to the distribution thereof, and the Purchaser is not participating directly or indirectly in any underwriting of the Securities;

     (e) the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), and may not be offered or sold in the United States or to any U.S. Person (as such term is defined in Rule 902 of Regulation S of the 1933 Act, and used herein), unless such securities have been registered under the 1933 Act or an exemption from the registration requirements thereof is available;

     (f) the Purchaser is a corporation organized under the laws of the jurisdiction of the British Virgin Islands and has not been formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act. In addition, the Purchaser (i) is not (and is not purchasing the Units for the account or benefit of) a U.S. Person, (ii) was not offered the Units in the United States, and
          (iii) did not execute or deliver this Agreement in the United States;

     (g) the Purchaser agrees not to offer, sell or transfer any Securities during the 40 day period commencing after the later of (i) the date the Units were first offered to persons other than distributors in reliance on Regulation S under the 1933 Act or (ii) the Closing of the transaction contemplated hereby, except in compliance with Rule 903 or Rule 904 of Regulation S under the 1933 Act (the "Restricted Period"). The Purchaser acknowledges that the Company will place a legend to such effect on the Securities and may institute such other procedures to assure compliance with the foregoing requirements, including, without limitation, requiring the Purchaser to establish that a transferee of any of the Securities during any restricted period is not a U.S. Person and the offer and sale was not made in the United States (and, after expiration of the Restricted Period, the

          Company will not remove the legend unless Purchaser completes and delivers to the Company the Purchaser Representation Letter in the form of Schedule A attached hereto, provided that the Company shall not be required to remove the legend if the Company reasonably believes that any of the representations made by the Purchaser in the Purchaser Representation Letter are false);

     (h) the Purchaser acknowledges that at the time of exercise by it of the Warrants, the Purchaser will be required to provide to the Company either (i) a written representation that it is not a U.S. Person and the Warrant is not being exercised on behalf of a U.S. Person, or (ii) a written opinion of counsel to the effect that the Warrants and the subject securities have been registered under the 1933 Act and applicable state securities laws, or are exempt from registration thereunder and (iii) a written representation the Purchaser is not in the United States at the time of exercise, and that the securities being exercised by it are not being so exercised on behalf of a U.S. Person or person within the United States;

     (i) the Purchaser acknowledges that pursuant to the 1933 Act, the statutory basis for the exemption claimed for the transactions contemplated by this Agreement, and at the time of the exercise of the Warrants, would not be present if the offering of Securities, although in technical compliance with Regulation S of the 1933 Act, were part of a plan or scheme to evade the registration provisions of the 1933 Act, and the Purchaser represents and warrants that it is acquiring the Units hereunder for investment purposes and has no present intention to sell any of the Securities in the United States or to a U.S. Person, or for the account or benefit of a U.S. Person either now or promptly after the expiration of the Restricted Period. The Purchaser hereby confirms that the purposes of including the Purchaser Representation Letter (Schedule A), is in order to enable the Company to determine the ongoing availability of the exemption from registration under Regulation S of the 1933 Act;

     (j) the Purchaser has received and reviewed the public information with respect to the Company and has had an opportunity to ask questions of, and receive answers from persons acting on behalf of the Company;

     (k) the Company is entitled to rely on the representations and warranties and the statements and answers of the Purchaser contained in this Agreement, and the Purchaser will hold harmless the Company from any loss or damage it or they may suffer as a result of the Purchaser's failure to correctly complete this Agreement;

     (l) it will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser to the Company in connection therewith;

     (m) the execution of this Agreement by the Purchaser represents an offer to the Company to subscribe for the Units, which offer remains subject to acceptance by the Company;

     (n) it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Units and with respect to applicable resale restrictions and it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

     (o) the offer to subscribe for the Units made by the Purchaser herein is irrevocable;

     (p) the Company is under no obligation to register or qualify any of the Securities on behalf of the Purchaser or to assist the Purchaser in complying with any exemption from registration and qualification under the 1933 Act and applicable state securities laws, or any form of exemption therefrom; provided, however, that the Purchaser shall have the following rights:

          (i) if while the Purchaser holds any Shares or Warrants, the Company proposes to file a registration statement under the 1933 Act with respect to an underwritten public offering of any class of equity securities for its own account (other than a registration statement (x) on Forms F-4, S-4, F-8, S-8 or any successor form thereto or (y) filed solely in connection with an offering made solely to employees of the Company), then the Company will give written notice of such proposed filing to the Purchaser at least thirty (30) days before the anticipated filing date. Such notice will set forth the aggregate number of securities proposed to be included in the registration and offer the Purchaser the opportunity to register such amount of Warrants or Shares as the Purchaser may request (a "Piggyback Registration"). The Company will use commercially reasonable efforts to include in each such Piggyback Registration all Shares and Warrants with respect to which the Company has received written requests for inclusion therein from the Purchaser within fifteen (15) days after the mailing date of the notice; provided, however, that Purchaser acknowledges that the Company may elect to not proceed with the offering at any time. The Purchaser will be permitted to withdraw all or part of the Shares or Warrants from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

          (ii) The Company will use commercially reasonable efforts to cause the underwriters of a proposed underwritten offering to permit the Purchaser to include in the Piggyback Registration all such Shares and Warrants requested to be so included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, if in the opinion (which need not be in writing) of the managing underwriter or underwriters, the total amount of securities which the Purchaser, the Company and any other persons having rights to participate in such registration propose to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be included therein (x) for the account of the Purchaser on the one hand, and (y) for the account of all other shareholders having rights to participate (exclusive of the Company and any shareholders exercising demand registration rights), on the other hand, will be reduced (to zero if necessary) pro rata in proportion to the respective amounts of securities requested to be included therein to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters.

     (q) this Agreement is not enforceable by the Purchaser unless it has been accepted by the Company;

     (r) the Purchaser (i) is able to fend for itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Units; and (iii) has the ability to bear the economic risks of the Purchaser's prospective investment and can afford the complete loss of such investment;

11. The Purchaser hereby acknowledges that in lieu of the Company placing a legend on the certificates representing any of the Securities pursuant to
Section 132(2) of the rules under the B.C. Act, the Purchaser must file a report with the British Columbia Securities Commission in the form attached as Schedule "B" hereto within 10 days of the initial trade of any of the Securities.

12. The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the purchase of the Units shall be borne by the Purchaser.

13. This Subscription, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Units by the Purchaser pursuant hereto.

14.       This Subscription is not transferable or assignable.

15. The Purchaser warrants that it is acquiring the Units under exemptions from securities filing requirements in its jurisdiction of domicile.

16. Upon acceptance of this subscription, and payment by the Purchaser of the full Purchase Price, the Company will promptly take the necessary steps to have the Shares and Warrants issued and allotted as fully paid and non-assessable and to deliver such Shares and Warrants to the Purchaser.

17. This Agreement is to be governed and interpreted according to the laws of the Province of British Columbia and the federal laws of Canada applicable herein. The Purchaser irrevocably attorns to the jurisdiction of the Province of British Columbia.

18. This Agreement may be executed in counterpart and such counterparts together shall constitute one and the same instrument.

19. Delivery of an executed copy of this Agreement by telecopy, telex or other means of electronic communication producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.

          DATED this _______ day of February, 2000.



                                            __________________________________
                                            Signature of Purchaser

                                            __________________________________
                                            Purchaser's Name

                                            __________________________________
                                            Complete Mailing Address

                                            __________________________________

                                            __________________________________



The Company accepts the subscription
set forth above this ______ day of
February, 2000.

LML PAYMENT SYSTEMS INC.


__________________________________
Director

                                 SCHEDULE "A"
                                 ------------

                        PURCHASER REPRESENTATION LETTER


LML Payment Systems, Inc.
1680 - 1140 West Pender Street
Vancouver, BC V6E 4G1



The undersigned purchased on the ____ day of ______________, 2000, ____________
securities (the "Securities") of LML Payment Systems, Inc. (the "Company") and, in connection with such purchase, has executed and delivered a subscription agreement ("Subscription Agreement") to the Company. The undersigned hereby requests that the legend on the Securities be removed.

The undersigned represents and warrants as follows:

     (1) The offer to purchase the Securities was made to it outside of the United States, and the undersigned was, at the time the Subscription Agreement was executed and delivered, and is now, outside the United States;

     (2) The undersigned is not a U.S. Person (as such term is defined in Section 902(a) of Regulation S ("Regulation S")) promulgated under the Securities Act of 1933 (the "Securities Act"); and has purchased the Securities for the undersigned's own account and not for the account or benefit of any U.S. person;

     (3) All offers and sales by the undersigned of the Securities acquired pursuant to the Subscription Agreement shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

     (4) The undersigned is familiar with and understands the terms and conditions and requirements contained in Regulation S; and

     (5) The undersigned has not engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Securities.

     Dated this ____ day of the month of __________, 2000



                                            ______________________________

                                        By: ______________________________
                                        Title:____________________________

                         Country of Execution: ____________________

                                 Schedule "B"
                                 ------------

                                Securities Act

                             INITIAL TRADE REPORT

1.   Name and address of seller

     _________________________________________________________________________
     _________________________________________________________________________

2.   Name and address of the issuer whose securities were traded by the seller

     _________________________________________________________________________
     _________________________________________________________________________

3.   Name and address of the party from whom the seller acquired the securities

     _________________________________________________________________________
     _________________________________________________________________________

4.   Description of securities sold

     (a)  Number and description of securities            ____________________

     (b)  Date of acquisition of securities by the seller ____________________

     (c)  Exemption under which securities were
          acquired by the seller                          ____________________

     (d)  Exemption under which securities were
          traded by the seller                            ____________________

     (e)  Date of sale of securities                      ____________________

     (f)  Sale Price                                      ____________________

5.   Certificate of seller
     The undersigned seller hereby certifies that the information given in this report relating to the seller is true and that, to the best of the seller's information and belief,

     (a) the information given in this report relating to any other party is true,

     (b) no unusual effort has been made to prepare the market or create a demand for the securities, and

     (c) no extraordinary commission or other consideration has been paid in respect of the trade to which this report relates.


DATED at ________________ this _____ day of __________ ,_________



                                                  ______________________________
                                                  Signature of the seller or, if
                                                  the seller is a company,
                                                  signature of authorized
                                                  signatory

                                                  ______________________________
                                                  Name of the seller or, if the
                                                  seller is a company, name and
                                                  office of authorized signatory

INSTRUCTIONS:

1. If the space provided for any answer is insufficient, additional sheets may be used. Each sheet must be cross-referenced to the relevant item, properly identified and signed by the person whose signature appears on the report.

2. File this report with the required fee and completed Fee Checklist. In order to determine the fee payable, consult section 22 of the Securities Regulation, B.C. Reg. 478/95. Cheques should be made payable to the "British Columbia Securities Commission".


IT IS AN OFFENCE FOR A PERSON TO MAKE A STATEMENT IN A DOCUMENT REQUIRED TO BE FILED OR FURNISHED UNDER THE SECURITIES ACT THAT, AT THE TIME AND IN LIGHT OF CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION